EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Named Experts and Counsel” in the Registration Statement on Form S-3 of Citizens, Inc. and in the related Prospectus and to the incorporation by reference of our report dated April 27, 2017, with respect to the consolidated financial statements and schedules of Citizens, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

November 16, 2018